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
Pricing Supplement No. 9 Dated March 6, 1998        Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated October 8, 1997                              File No.: 333-36587
and Prospectus Supplement dated October 28, 1997)
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                         FIRST CHICAGO NBD CORPORATION
                          MEDIUM-TERM NOTES, SERIES H
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
Date of Issue: 3/10/98  [_] Fixed Rate    [_] Commercial Paper Rate Note  [_] LIBOR Reuters
                        [X] Senior        [_] Federal Funds Rate Note     [X] LIBOR Telerate
Maturity Date: 3/11/02  [_] Subordinated  [_] CD Rate Note                [_] Prime Rate Note
                                          [_] CMT Rate Note               [_] Treasury Rate Note
                                          [_] LIBOR Note
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Principal Amount: $100,000,000.00

Issue Price (As a Percentage of Principal Amount): 100%

Interest Rate/Initial Interest Rate: Not available

Interest Payment Dates: Third Wednesday of March, June, September and December of each year

Interest Reset Dates: Third Wednesday of March, June, September and December of each year

Index Maturity: 90 days

Designated CMT Maturity Index:

Spread: +8 basis points

Spread Multiplier: None

Minimum Interest Rate: None

Maximum Interest Rate: None

Interest Payment Period: March 10, 1998 to June 17, 1998 and quarterly thereafter, up to but excluding the interest payment date

Interest Rate Reset Period: March 10, 1998 to June 17, 1998 and quarterly thereafter, up to but excluding the interest payment date

Redemption Date(s) or Period: None

Optional Repayment Date(s): None

Calculation Agent (If Applicable): The First National Bank of Chicago

Additional Terms:

This Pricing Supplement may be used by First Capital Markets,Inc. ("FCCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. FCCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.